Exhibit 99.1

MarkWest Hydrocarbon Reports 2004 Second Quarter Results

DENVER—August 5, 2004— MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) today reported a net loss for the three months ended June 30, 2004 of $3.2 million, or $0.33 per diluted share, compared to net income of $10.0 million, or $1.06 per diluted share, for the second quarter of 2003.  For the six months ended June 30, 2004, MarkWest Hydrocarbon reported a net loss of $2.4 million, or $0.25 per diluted share, compared to net income of $8.9 million, or $0.95 per diluted share, for the six months ended June 30, 2003.

The decrease in results from 2003 to 2004 primarily relates to the sale of most of the Company’s San Juan Basin properties on June 30, 2003 for a pretax gain of $19.7 million.

The Company reported a net loss from continuing operations of $3.2 million, or $0.33 per diluted share, for the three months ended June 30, 2004, compared to a net loss from continuing operations of $10.1 million, or $1.08 per diluted share, for the second quarter of 2003.  For the six months ended June 30, 2004, the Company reported a net loss from continuing operations of $2.4 million, or $0.25 per diluted share, compared to a net loss from continuing operations of $13.4 million, or $1.43 per diluted share, for the same period last year.

“We are pleased with our first half performance,” said Frank Semple, President and CEO.  “Our continued focus on the quality growth of MarkWest Energy Partners and improving the margins of our marketing business has resulted in strong year to year improvement in our financial results from continuing operations.”

On July 22, 2004, the board of directors of MarkWest Hydrocarbon, Inc. declared a cash dividend of $0.025 per share of its common stock payable on August 19, 2004 to the stockholders of record as of the close of business on August 5, 2004.  Consistent with the Board’s objective to maintain a regular quarterly dividend, this is the second consecutive dividend declared in 2004.  However, any such future declaration will be dependent upon the financial performance of the Company.

In addition, on July 30, 2004, MarkWest Energy Partners, L.P. (the “Partnership”), our consolidated subsidiary, expanded its midstream business by completing the acquisition of American Central East Texas Gas Company, L.P.’s Carthage gathering system and gas processing assets for approximately $240 million.  The acquisition was funded with a combination of private equity and interim debt financing.  Consistent with its long-term strategy of maintaining a debt to total capital ratio of less than 50%, the Partnership intends in the near term to replace the interim debt financing with additional equity and long-term debt financing.  The Carthage gathering system offers both low- and high-pressure service to producers in the Carthage Field, gathering gas from the Cotton Valley, Pettit and Travis Peak formations.  The system consists of approximately 180 miles of pipeline connected to approximately 1,700 wells with an additional 82 miles of pipeline currently under construction.  The gathering system also includes approximately 65,000 horsepower of compression with an additional 35,000 horsepower currently being installed.  Current system through put is approximately 245 MMcf/d and is anticipated to increase to approximately 310 MMcf/d by the end of 2004.  The gathering system has a capacity of approximately 350 MMcf/d.  This acquisition is expected to generate cash flow from operations of approximately $10.0 million for the Partnership for the balance of 2004.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, as filed with the SEC.

MarkWest Hydrocarbon, Inc.

Financial and Operating Statistics

(in thousands except per share amounts and operating statistics)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Statement of Operations Data
Revenues (1)	$87,796	$47,888	83%	$181,484	$98,539	84%
Net income (loss)	$(3,210)	$9,979	NM	$(2,413)	$8,937	NM
Basic earnings (loss) per share	$(0.33)	$1.07	NM	$(0.25)	$0.96	NM
Diluted earnings (loss) per share	$(0.33)	$1.06	NM	$(0.25)	$0.95	NM
Weighted average shares outstanding (basic)	9,710	9,351	—	9,662	9,356	—
Weighted average shares outstanding (diluted)	9,710	9,371	—	9,662	9,376	—

Operating Data
Marketing
NGL product sales (gallons)	35,700,000	30,900,000	16%	87,200,000	84,900,000	3%

MarkWest Energy Partners
Appalachia:
Natural gas processed (2) (Mcf/d)	197,000	189,000	4%	202,000	196,000	3%
NGLs fractionated (gal/day)	480,000	391,000	23%	469,000	418,000	12%
Michigan:
Gas volumes transported (Mcf/d)	12,200	14,500	(16)%	13,000	14,900	(13)%
NGL product sales (gallons)	2,390,000	2,917,000	(18)%	5,103,000	5,859,000	(13)%
Crude oil transported (3) (barrels/day)	14,700	—	NA	14,700	—	NA
Southwest:
Gathering system throughput (4) (Mcf/d)	103,900	44,600	133%	100,900	NM	NM
Lateral pipeline throughput volumes (5) (Mcf/d)	119,300	—	NA	74,100	—	NA
NGL product sales (gallons) (6)	8,317,000	—	NA	16,512,000	—	NA

	June 30, 2004	December 31, 2003	June 30, 2003
Consolidated Balance Sheet Data
Total assets	$284,485	$280,713	$299,467
Total debt	$86,200	$126,200	$79,904
Stockholders’ equity	$46,723	$52,184	$65,923

NA –	Not applicable
NM –	Not meaningful
(1)	Exclusive of our discontinued exploration and production activities.
(2)	Includes throughput from the Kenova, Cobb and Boldman processing plants.
(3)	MarkWest Energy Partners acquired its Michigan Crude Pipeline in December 2003.
(4)	Includes volumes from MarkWest Energy Partners’ Pinnacle gathering systems, which were acquired in late March 2003, and its Foss Lake (OK) gathering systems, which were acquired in December 2003.
(5)

Includes volumes from MarkWest Energy Partners’ Power Tex Lateral pipeline (a/k/a the Lubbock Pipeline), which was acquired in September 2003, and our Hobbs Lateral pipeline, which was acquired in April 2004.  The Power-Tex and Hobbs Lateral pipelines are the only laterals the Partnership own that produce revenue on a per-unit-of-throughput basis.  MarkWest Energy Partners receives a flat fee from the other three lateral pipelines it owned during the first quarter of 2004 and, therefore, the throughput data from these lateral pipelines is excluded from this statistic.

(6)	Includes sales out of MarkWest Energy Partners’ Arapaho processing plant, which was acquired in December 2003.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(in thousands of dollars except per share amounts)

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

Statement of Operations Data
Revenues	$87,796	$47,888	$181,484	$98,539

Operating expenses:
Purchased product costs	75,451	44,357	150,587	90,360
Facility expenses	5,747	4,417	11,866	8,779
Selling, general and administrative expenses	4,262	3,363	8,746	5,913
Depreciation	3,770	2,041	7,410	3,571
Total operating expenses	89,230	54,178	178,609	108,623

Income (loss) from operations	(1,434)	(6,290)	2,875	(10,084)

Other income (expense):
Interest expense, net	(1,092)	(1,998)	(2,450)	(3,061)
Minority interest in net income of consolidated subsidiary	(2,549)	(860)	(4,242)	(1,734)
Other income (expense)	(31)	105	32	90

Loss before income taxes	(5,106)	(9,043)	(3,785)	(14,789)

Provision (benefit) for income taxes	(1,896)	1,056	(1,372)	(1,396)

Loss from continuing operations	(3,210)	(10,099)	(2,413)	(13,393)

Income from discontinued exploration and production operations, net of tax	—	20,078	—	22,359

Income (loss) before cumulative effect of accounting change	(3,210)	9,979	(2,413)	8,966

Cumulative effect of accounting change, net of tax	—	—	—	(29)

Net income (loss)	$(3,210)	$9,979	$(2,413)	$8,937

Loss from continuing operations per share:
Basic	$(0.33)	$(1.08)	$(0.25)	$(1.43)
Diluted	(0.33)	(1.08)	(0.25)	(1.43)

Net income (loss) per share:
Basic	(0.33)	1.07	(0.25)	0.96
Diluted	(0.33)	1.06	(0.25)	0.95

Weighted average number of outstanding shares of common stock:
Basic	9,710	9,351	9,662	9,356
Diluted	9,710	9,371	9,662	9,376

MarkWest Hydrocarbon, Inc.

Segment Operating Income and Reconciliation to Loss

from Continuing Operations Before Taxes

(in thousands of dollars)

	Marketing	MarkWest Energy Partners, L.P.	Eliminating Entries	Total
Three Months Ended June 30, 2004
Revenues	$37,284	$64,431	$(13,919)	$87,796

Segment operating expenses:
Purchased product costs	35,620	47,560	(7,729)	75,451
Facility expenses	5,840	6,097	(6,190)	5,747
Depreciation	356	3,414	—	3,770
Total segment operating expenses	41,816	57,071	(13,919)	84,968

Segment operating income (loss)	$(4,532)	$7,360	$—	$2,828

Three Months Ended June 30, 2003
Revenues	$28,512	$29,636	$(10,260)	$47,888

Segment operating expenses:
Purchased product costs	30,585	18,423	(4,651)	44,357
Facility expenses	4,859	5,167	(5,609)	4,417
Depreciation	181	1,860	—	2,041
Total segment operating expenses	35,625	25,450	(10,260)	50,815

Segment operating income (loss)	$(7,113)	$4,186	$—	$(2,927)

Reconciliation of Segment Operating Income (Loss) to Loss from Continuing Operations Before Taxes	Three Months Ended June 30,2004	Three Months Ended June 30, 2003

Total segment operating income	$2,828	$(2,927)
Selling, general and administrative expenses	(4,262)	(3,363)
Interest expense, net	(1,092)	(1,998)
Minority interest in net income of consolidated subsidiary	(2,549)	(860)
Other income (expense)	(31)	105
Loss from continuing operations before taxes	$(5,106)	$(9,043)

MarkWest Hydrocarbon, Inc.

Segment Operating Income and Reconciliation to Income (Loss)

from Continuing Operations Before Taxes

(in thousands of dollars)

	Marketing	MarkWest Energy Partners, L.P.	Eliminating Entries	Total
Six Months Ended June 30, 2004
Revenues	$81,677	$128,244	$(28,437)	$181,484

Segment operating expenses:
Purchased product costs	71,472	95,060	(15,945)	150,587
Facility expenses	11,937	12,421	(12,492)	11,866
Depreciation	739	6,671	—	7,410
Total segment operating expenses	84,148	114,152	(28,437)	169,863

Segment operating income (loss)	$(2,471)	$14,092	$—	$11,621

Six Months Ended June 30, 2003
Revenues	$75,131	$47,329	$(23,921)	$98,539

Segment operating expenses:
Purchased product costs	75,795	26,815	(12,250)	90,360
Facility expenses	10,946	9,504	(11,671)	8,779
Depreciation	366	3,205	—	3,571
Total segment operating expenses	87,107	39,524	(23,921)	102,710

Segment operating income (loss)	$(11,976)	$7,805	$—	$(4,171)

Reconciliation of Segment Operating Income (Loss) to Loss from Continuing Operations Before Taxes	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003

Total segment operating income	$11,621	$(4,171)
Selling, general and administrative expenses	(8,746)	(5,913)
Interest expense, net	(2,450)	(3,061)
Minority interest in net income of consolidated subsidiary	(4,242)	(1,734)
Other income (expense)	32	90
Loss from continuing operations before taxes	$(3,785)	$(14,789)